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                                                                    EXHIBIT 23.6

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated January 10, 1996 accompanying the consolidated financial statements included in the Annual Report of RF Power Products, Inc. and Subsidiary on Form 10-K for the year ended November 30, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of Advanced Energy Industries, Inc. on Form S-4, and to the use of our name as it appears under the caption "Experts."

                                          /s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
August 31, 1998